UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report:  January 18, 2013
(Date of earliest event reported)

MRI INTERVENTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54575	58-2394628
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation or organization)	Number)	Identification No.)

One Commerce Square, Suite 2550		38103
Memphis, Tennessee		(Zip Code)
(Address of principal executive offices)

(901) 522-9300
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On January 18, 2013, MRI Interventions, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) for the private placement of the Company’s common stock and warrants to purchase shares of the Company’s common stock, at a purchase price of $1.20 per unit, with each unit consisting of (i) one share of the Company’s common stock, and (ii) a warrant (an “Investor Warrant”) to purchase 0.5 share of common stock (the “Financing Transaction”).  The sale of securities under the Purchase Agreement is subject to certain customary closing conditions, and the Company anticipates that the Financing Transaction will close on or about January 25, 2013.

At the closing of the Financing Transaction, the Company will sell an aggregate of approximately 9.1 million shares of common stock, together with Investor Warrants to purchase up to approximately 4.6 million shares of common stock, for aggregate gross proceeds of approximately $11.0 million.  William Blair & Company, L.L.C. served as lead placement agent, First Analysis Securities Corporation served as co-lead placement agent, and Brookline Group LLC served as co-placement agent, for the Financing Transaction (collectively, the “Placement Agents”).  The Company will pay the Placement Agents commissions in the aggregate amount of approximately $1.1 million upon the closing of the Financing Transaction.

In connection with the closing of the Financing Transaction, the Company will also enter into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”), pursuant to which the Company will agree to file a registration statement with the Securities and Exchange Commission (“SEC”) covering the resale of the shares of common stock issued to the Investors under the Purchase Agreement and the shares of common stock that are issuable to the Investors upon exercise of the Investor Warrants.

The following is a brief summary of the Purchase Agreement, the Registration Rights Agreement and the Investor Warrants, which are qualified in their entirety by reference to the full text of such documents.

Purchase Agreement

The Purchase Agreement contains representations and warranties by the Company and the Investors and covenants of the Company and the Investors (including indemnification from the Company in the event of breaches of its representations and warranties), which the Company believes are customary for transactions of this type.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, the Company will be required to prepare and file a registration statement (the “Registration Statement”) with the SEC under the Securities Act of 1933 covering the resale of the shares of common stock to be issued to the Investors under the Purchase Agreement and the shares of common stock underlying the Investor Warrants.  The Company will be required to file such Registration Statement within 30 calendar days following the closing date of the Financing Transaction (the “Filing Deadline”). The Company will be required to use its best efforts to have the Registration Statement declared effective as soon as practicable.  Pursuant to the Registration Rights Agreement, if (i) the Registration Statement is not filed with the SEC on or prior to the Filing Deadline, (ii) the Registration Statement is not declared effective by the SEC on or prior to the 75th day after the closing date of Financing Transaction (or the 105th day after the closing date of the Financing Transaction if the SEC determines to review the Registration Statement), or (iii) the Company fails to continuously maintain the effectiveness of the Registration Statement (with certain permitted exceptions), the Company will incur certain liquidated damages to the Investors. The Registration Rights Agreement also contains mutual indemnifications by the Company and each Investor which the Company believes are customary for transactions of this type.

Investor Warrants

The Investor Warrants will be exercisable, in full or in part, at any time prior to the fifth anniversary of their issuance, at an exercise price of $1.75 per share. The Investor Warrants will also provide for certain adjustments that may be made to the exercise price and the number of shares issuable upon exercise due to future corporate events or otherwise. In the case of certain fundamental transactions affecting the Company, the holders of the Investor Warrants, upon exercise of the Investor Warrants after such fundamental transaction, will have the right to receive, in lieu of shares of the Company’s common stock, the same amount and kind of securities, cash or property such Investor would have been entitled to receive upon the occurrence of the fundamental transaction had the Investor Warrant been exercised immediately prior to such fundamental transaction. The Investor Warrants contain a “cashless exercise” feature that allows the Investors to exercise the warrants without a cash payment to the Company upon the terms set forth in the Investor Warrants.

The foregoing description of the terms and conditions of the Purchase Agreement, Registration Rights Agreement and Investor Warrants is only a summary and is qualified in its entirety by the full text of the Purchase Agreement, Registration Rights Agreement and Investor Warrants, forms of which are filed as Exhibits 10.1, 10.2 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02.                      Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above regarding the Financing Transaction is incorporated herein by reference.

In the Financing Transaction, the Company offered and will sell its securities to “accredited investors” (as defined by Rule 501 under the Securities Act) in reliance upon exemptions from registration under the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506 thereunder and corresponding provisions of state securities laws.  The Purchase Agreement contains representations to support the Company’s reasonable belief that the Investors had access to information concerning the Company’s operations and financial condition, the Investors did not acquire the securities with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investors are accredited investors. The Company relied upon the representations made by the Investors pursuant to the Purchase Agreement in determining that such exemptions were available.

Item 7.01. Regulation FD Disclosure.

On January 22, 2013, the Company issued a press release announcing the pricing of the Financing Transaction.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRI INTERVENTIONS, INC.

By:	/s/ Oscar L. Thomas
Oscar L. Thomas
Vice President, Business Affairs

Date:           January 22, 2013

EXHIBIT INDEX
Exhibit No.	Description
4.1	Form of Warrant to be issued to the Investors
10.1	Form of Securities Purchase Agreement by and between the Company and the Investors
10.2	Form of Registration Rights Agreement by and between the Company and the Investors
99.1	Press Release dated January 22, 2013

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